Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avidity Biosciences, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-257691) and Form S-8 (No. 333-239148) of Avidity Biosciences, Inc., of our reports dated March 1, 2022, relating to the financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this annual report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

March 1, 2022